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                             EMPLOYMENT AGREEMENT W/
                                  MOISE BENEDID

                                      10.22

                             AGREEMENT


     THIS AGREEMENT, made as of this 29th day of July, 1996, by and between:

     786710 (ONTARIO) LIMITED, a corporation organized under the laws of the Province of Ontario, Canada and having its executive office at 1110 Finch Avenue West, Suite 906, Toronto, Ontario, Canada M3J 2T2 (hereinafter referred to as "EMPLOYER")
                                AND
     1180513 (Ontario) Limited, a corporation organized under the laws of the province of Ontario, Canada (hereinafter referred to as "1180513")

WITNESSETH THAT:
     WHEREAS, 1180513 employs MOISE BENEDID, whom services EMPLOYER desires to obtain, and 1180513 is prepared to contract with EMPLOYER to provide the services of MOISE BENEDID as a "contract executive";
     WHEREAS, MOISE BENEDID (hereinafter referred to as "CONTRACT EXECUTIVE") has certain education, experience, background and contacts which would be useful and helpful to EMPLOYER in its business and EMPLOYER is desirous of contracting for the services of CONTRACT EXECUTIVE in order to obtain the benefits of such education, experience, background and contacts;
     WHEREAS, CONTRACT EXECUTIVE is familiar with TALKIE, TALKIE-GLOBE and BCS, certain software and systems which EMPLOYER has developed, and desires that CONTRACT EXECUTIVE manage the operations of EMPLOYER;
     WHEREAS, CONTRACT EXECUTIVE is agreeable to having his services secured from 1180513 and to providing his services to EMPLOYER as a contract or leased executive, providing the benefits of his education, experience, background and contacts to EMPLOYER;
     WHEREAS, the parties have agreed upon the terms of such an arrangement and desire a written, formal contract to evidence their agreements;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and forbearances contained herein, and intending to be legally bound, the parties have agreed as follows:

     1. EMPLOYMENT. For the term provided in Paragraph 2, EMPLOYER hereby contracts with 1180513 for the services of CONTRACT EXECUTIVE, and 1180513 hereby contracts with EMPLOYER to provide the services of CONTRACT EXECUTIVE. By Joinder herein, CONTRACT EXECUTIVE hereby authorizes 1180513 to so contract for his services and accepts the terms and conditions of this Agreement and agrees to be bound hereby.

     2. TERM.
     (a) This Agreement shall become effective as of August 1, 1996.
     (b) This Agreement, subject to the provisions of Paragraphs

15, 16 and 17 below, shall continue and exist for an initial period from August 1, 1996 to July 31, 1998.
     (c) EMPLOYER shall have the option to extend the term of this Agreement for two additional one (1) year periods. The option for the first extension year shall be exercised by EMPLOYER mailing notice to 1180513 and CONTRACT EXECUTIVE on or before April 30, 1998, of its intention to so extend the Agreement. If EMPLOYER shall not exercise its extension option by April 30, 1998, this Agreement shall terminate on July 31, 1998. The option for the second extension year shall be exercised by EMPLOYER mailing notice to 1180513 and CONTRACT EXECUTIVE on or before April 30, 1999, of its intention to further extend the Agreement. If EMPLOYER shall not exercise its extension option by April 30, 1999, this Agreement as extended shall terminate on July 31, 1999.
     (d) Notwithstanding the foregoing, the term of this Agreement is otherwise subject to the termination provisions contained hereafter.

     3. CONTRACT FEE-BASE.
     (a) For all services rendered under this Agreement by CONTRACT EXECUTIVE 1180513 shall be paid, as a base contract fee, such annual fee as shall be determined by the Management of EMPLOYER's parent, Fidelity Holdings, Inc., from time to time, but in no event shall such contract fee be at a rate of less than CN$80,000 per year. In the event of any extension of this Agreement, such contract fee shall be at a rate of no less than CN$80,000 per year during each extension year. Subject to sub-paragraph (b) below, such contract fee shall be paid in equal installments at intervals no longer than semi-monthly. Such base contract fee shall be in addition to such fringe benefits and bonuses as provided elsewhere herein.
     (b) The base contract fee for each year of this Agreement, including any extensions to this Agreement, shall be subject to a retroactive increase, based upon an earnings per share formula: earnings of EMPLOYER for the twelve months ended December 31 of each calendar year ending during the term of this Agreement divided by actual common shares of EMPLOYER's public company parent (Fidelity Holdings, Inc.) issued and outstanding at December 31 of each such year, and not fully diluted, as follows:

      Profits Per               Increase as a
      Common Share         Percent of Base Compensation
      $.00 - $.10                   5%
      $.11 - $.20                  10%
      $.21 - $.30                  20%
      $.31 - $.40                  30%
      $.41 - $.50                  40%
      $.51 - $.60                  50%
      $.61 - $.70                  70%
      $.71 - $.80                  90%
      $.81 - $.90                 110%
      $.91 - $1.00                130%
    over    $1.00                150%
The Profits per Common Share shall be the net income after taxes and all calculations shall be in Canadian Dollars. This retroactive increase , if any should occur, is not a bonus but a merit adjustment to the base contract fee in effect for the prior year. The calculation shall be made based upon the annual audit of EMPLOYER's financial statements and shall be paid in equal amounts for the balance of the then current year on the regular contract fee payment dates, commencing with the first payment date following release of the audit. Any unpaid balance upon termination of this Agreement remain in effect and shall be paid over the balance of the then current year on the same payment dates as if the Agreement had continued. Any retroactive increase shall not affect the baseline for subsequent calculations. It is a separate adjustment from any other adjustment under any other plan.
     (c) For allocation of contract fee purposes, EMPLOYER may assign CONTRACT EXECUTIVE to perform services for one or more of its affiliates and/or brother/sister corporations, such services to be consistent with CONTRACT EXECUTIVE'S duties hereunder. In such event, allocations of the contract fee to 1180513 may be separately paid by each such affiliate and/or brother/sister corporation. All such allocated portions of the contract fee shall be deducted from the total contract fee payable under sub-paragraph (a) above and EMPLOYER shall pay 1180513 only the difference between (i) the total of all such allocations from affiliates and/or brother/sister corporations and (ii) the base contract fee. No assignment hereunder for allocation purposes shall require that CONTRACT EXECUTIVE physically relocate.
     (d) At the end of each calendar year, the Board of Directors of EMPLOYER and the Management of EMPLOYER's parent, Fidelity Holdings, Inc. shall review the performance of CONTRACT EXECUTIVE for such year and, based upon such evaluation, establish any increase in the base contract fee payable to 1180513 for the services of CONTRACT EXECUTIVE for the succeeding calendar year. EMPLOYER shall not be obligated to provide any increase.

     4. INCENTIVE INCREASE IN CONTRACT FEE. (a) As an incentive to 1180513 to supervise CONTRACT EXECUTIVE and cause CONTRACT EXECUTIVE to provide superior services, EMPLOYER shall pay 1180513 an "Incentive Fee" [in addition to and separate from the stock option referred to in (b) below and any incentive compensation components of the Executive Bonus Package discussed in Paragraph 5(g) below] calculated as a percentage of the gross sales (net of returns and allowances) of EMPLOYER on a bracket basis as follows:
     The threshold for this Incentive Increase Plan is CN$1,000,000; that is, if gross sales, net of returns and allowances, for any year are less that $1,000,000 no Incentive Increase payment will be made.
         If gross sales exceed CN$1,000,000, for that portion of the gross sales less than CN$1,200,000, EMPLOYER shall pay 1180513 two percent (2%); and
         For that portion of the gross sales over CN$1,200,000 and less than CN$2,500,000, EMPLOYER shall pay 1180513 four percent (4%); and
         For all gross sales over CN$2,500,000 EMPLOYER shall pay 1180513 five percent (5%).

     The Incentive Increase in the Contract Fee would be cumulative by bracket. For example, if the gross sales (net of returns and allowances) were CN$2,7000,000 EMPLOYER shall pay 1180513 a total of CN$82,000 calculated as follows:
        For the sales to CN$1,200,000: CN$241000; and For the $1,200,000 of sales between CN$1,200,000 and
   CN$2,500,000: CN$48,000; and
        For the $200,000 of sales over CN$2,500,000: CN$10,000.

    (b) In addition, for each year in which gross sales (less returns and allowances) exceed CN$2,000,000 EMPLOYER's parent, Fidelity Holdings, Inc., shall issue to 1180513 an option to purchase Ten Thousand (10,000) shares of the Common Stock of Fidelity Holdings, Inc. at a price of US$2.50 per share. Such option shall be exercisable for period of one (1) year after it is issued and the stock to be issued will be restricted as to further transfer in accordance with applicable laws and regulations of the U.S. Securities and Exchange Commission.

    5. FRINGE BENEFITS. EMPLOYER and 1180513 have agreed that the fringe benefits to be provided to CONTRACT EXECUTIVE by 1180513 shall be equal to those to be provided hereunder. CONTRACT EXECUTIVE shall receive at least the following additional benefits, which may be extended or increased, but not reduced, by EMPLOYER:
(a) Vacation - During each year of this Agreement, CONTRACT EXECUTIVE shall be entitled to paid vacation during each year of this Agreement of three (3) weeks, which shall not be accumulated from year to year if unused. Neither 1180513 nor CONTRACT EXECUTIVE shall not be compensated for any unused vacation time.
(b) Personal Leave - During each year of this Agreement, CONTRACT EXECUTIVE shall receive five days paid personal leave, which shall not be accumulated from year to year if unused. Neither 1180513 nor CONTRACT EXECUTIVE shall not be compensated for any unused personal leave. "Personal leave" shall include sick leave and all other personal time off not otherwise provided for.
(c) Statutory/Religious Holidays - During each year of this Agreement, CONTRACT EXECUTIVE shall be entitled to paid days off for all statutory and religious holidays as specified in the Jewish calendar.
(d) Bereavement - In the event of a death of person for which CONTRACT
EXECUTIVE observes shiva, CONTRACT EXECUTIVE shall be entitled to paid days off for all such observance.
(e) Medical/Disability/Life Insurance - 1180513 and CONTRACT EXECUTIVE shall receive an allowance of Three Thousand Five Hundred Canadian Dollars (CN$3,500) for the payment of premiums for medical/surgical/hospital insurance, disability insurance and/or life insurance. CONTRACT EXECUTIVE may select such coverage, from

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such companies, for either or all the medical/surgical/hospital insurance, the disability insurance and/or the life insurance, and EMPLOYER shall pay CN$3,500 toward the premiums, with 1180513 and/or CONTRACT EXECUTIVE responsible f6r the overage.
(f) Automobile - During the term of this Agreement, EMPLOYER shall provide EMPLOYEE with a car allowance of CN$500.00 per month. EMPLOYEE shall be responsible for all purchase or lease costs and all costs for garaging, repairs, maintenance, insurance, fuel, oil, and supplies.
(g) Other - CONTRACT EXECUTIVE shall receive such other fringe benefits as are determined by the Board of Directors of EMPLOYER's parent, Fidelity Holdings, Inc., as the Executive Bonus Package, it being understood that as of the date of this Agreement, no specific components of such Package have been established. CONTRACT EXECUTIVE shall have the same rights and privileges to participate in the plans and benefits of the Executive Bonus Package as any other eligible executive during the period of his contract services.

     6. SIGNING BONUS. (a) As a "signing bonus", EMPLOYER's parent, Fidelity Holding's Inc., shall promptly issue to 1180513 Twenty Thousand (20,000) shares of its Common Stock, ownership to which shall vest as provided below. The purpose of immediate issuance is to establish 1180513 as a stockholder as of the starting date of the providing of services under this Agreement, subject to such subsequent vesting, for purposes of dividends, stock splits, and other capital transactions. 1180513 represents and warrants that it is acquiring such shares for personal investment purposes and not with a view to resale or distribution; the certificates for such shares shall bear a legend on the face thereof indicating that such shares have not been registered under the Securities Act of 1933 and are restricted as to further transfer.
(b) Ownership to the 20,000 shares shall vest as follows:
     (i) upon completion of the first year of this Agreement ten thousand (10,000) shares shall vest; and
     (ii) upon completion of the second year of this Agreement, ten thousand (10,000) shares shall vest.
The certificates for such shares shall bear a legend on the face thereof indicating that such shares have not vested and cannot be sold, transferred, assigned or otherwise disposed of until and unless they have vested.
(c) As shares shall vest, 1180513 may, subject to restrictions imposed by applicable securities laws and regulations, sell, transfer, assign or otherwise dispose of the vested shares. 1180513 may not sell, transfer, assign or otherwise dispose or any shares not vested.
(d) During the three year vesting period, all dividends shall be paid to 1180513 to the extent that shares are vested. Dividends payable with respect to shares not yet vested, shall be held by Fidelity Holdings, Inc. and shall be paid over to 1180513 proportionately as the shares shall vest. As shares shall vest, all accrued dividends with respect thereto shall vest also. Stock splits and other capital transactions shall also follow the status of the original shares; i.e., vested or unvested.

     7. DUTIES. (a) CONTRACT EXECUTIVE is to be assigned the responsibilities as EMPLOYER'S Chief Executive Officer and, subject to the direction and approval of the Management of EMPLOYER's parent company, Fidelity Holdings, Inc., shall perform all the duties inherent in such position, (i) including executive management of the corporation including but not limited to budgeting, cash flow planning, cost control and containment, supervision of all employees and functions, and development of a marketing plan including Trade Shows, Advertising and Public Relations, and (ii) including supervision of day-to-day activities with responsibility for existing and future operations including but not limited to management of sales (expanding the Canadian and U.S. markets for the TALKIE product line) with hands-on management, providing of product support, monitoring of competitive developments, and liaison with suppliers, customers, computer and telephony industry members, efforts to identify new products compatible with and competitive to TALKIE, etc., together with (iii) such other duties as the Board of Directors of Info Systems and the management of Fidelity Holdings, Inc. may assign from time to time.

     8. EXTENT AND PLACE OF SERVICES. 1180513 agrees that its assignment of CONTRACT EXECUTIVE to EMPLOYER shall constitute his primary employment and that his primary loyalty and responsibility is to EMPLOYER. Accordingly, CONTRACT EXECUTIVE shall devote such adequate, reasonable, and proper time, attention, and energies to the business of EMPLOYER as shall be necessary or consistent with such understanding and CONTRACT EXECUTIVE shall not, during the term of this Agreement, be engaged in any other business activity (whether or not such business activity is pursued for gain, profit, or other pecuniary advantage), which conflicts with his responsibilities hereunder, without prior, written authorization of EMPLOYER's Board of Directors and the Management of Fidelity Holdings, Inc. However, nothing contained herein shall be construed as preventing CONTRACT EXECUTIVE from investing his assets in such form or manner as he may select, whether or not such investment will require any services on his part in the operation of the affairs of the companies in which such investments are made.

     9. WORKING FACILITIES. CONTRACT EXECUTIVE shall be furnished with all necessary working facilities, including but not limited to an equipped office, clerical help, and telephone/facsimile/copying services, suitable to his position and adequate for the performance of his duties. In addition, EMPLOYEE shall be furnished, at EMPLOYER's expense, with a pager and a cellular telephone.

     10. EXPENSES. CONTRACT EXECUTIVE is not authorized to incur

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expenses on behalf of, or chargeable to, EMPLOYER, with respect to his business travel, including transportation, lodging, food, entertainment, etc. except within such guidelines as may be established from time to time by the President/CEO and Management of EMPLOYER. EMPLOYER shall reimburse CONTRACT EXECUTIVE for authorized expenses within such guidelines upon presentation by CONTRACT EXECUTIVE, from time to time, of an itemized account of such expenditures in such form as EMPLOYER may require, together with receipts or other proofs of the expenditures as may be required.

     11. OWNERSHTP OF INVENTIONS AND DEVELOPMENTS. (a) For purposes of this Agreement, the following definitions shall apply:
     (i) "Inventions" shall mean:
           (A) All inventions, improvements, modifications, and enhancements, whether or not patentable, made by CONTRACT EXECUTIVE during CONTRACT EXECUTIVE's employment by EMPLOYER; and
           (B) All inventions, improvements, modifications and enhancements made by CONTRACT EXECUTIVE, during a period of one (1) year after any suspension or termination of CONTRACT EXECUTIVE's employment by EMPLOYER, which relate, directly or indirectly, to the past, present or then current business of the EMPLOYER.
     (ii) "Work Product" shall mean all documentation, software, creative works, programs, systems, source codes, Hardware Signatures, know-how and information created, in whole or in part, by CONTRACT EXECUTIVE during CONTRACT EXECUTIVE's employment by EMPLOYER, whether or not copyrightable or otherwise protectable, excluding Inventions.
     (iii) "Trade Secrets" shall mean all documentation, software, know-how and information relating to the past, present and then current business of the EMPLOYER, any intended business of EMPLOYER of which CONTRACT EXECUTIVE has knowledge, or any plans therefor, or relating to the past, present or then current business of a third party or plans therefor that are disclosed to the EMPLOYER, which the EMPLOYER does not disclose to third parties without restrictions on use or further disclosure.
(b) To provide a benchmark, CONTRACT EXECUTIVE represents and warrants that as of the execution of this Agreement there are no Inventions or Work Products developed by CONTRACT EXECUTIVE which the CONTRACT EXECUTIVE asserts are to be excluded from the provisions of this Paragraph 10.
(c) CONTRACT EXECUTIVE shall promptly disclose to EMPLOYER all Inventions and keep accurate records relating to the conception and reduction to practice of all Inventions. Such records shall be the sole and exclusive property of EMPLOYER, and the CONTRACT EXECUTIVE shall surrender possession of such records to the EMPLOYER upon any suspension or termination of CONTRACT EXECUTIVE's employment with the EMPLOYER.
(d) CONTRACT EXECUTIVE hereby assigns to the EMPLOYER, without further consideration to the CONTRACT EXECUTIVE, the entire right title and interest in and to the Inventions and Work Product and in and to all proprietary rights therein or based thereon. CONTRACT

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EXECUTIVE agrees that the Work Product shall be deemed to be a "work made for hire". CONTRACT EXECUTIVE shall execute all such assignments oaths, declarations and other documents as may be prepared by EMPLOYER to effect the foregoing.
(e) CONTRACT EXECUTIVE shall provide EMPLOYER with all reasonable information, documentation, and assistance EMPLOYER may request to perfect, enforce, or defend the proprietary rights in or based on the Inventions, Work Product or Trade Secrets. EMPLOYER, in its sole discretion, shall determine the exact extent of the proprietary rights, if any, to be protected in or based on the Inventions and Work Product. All such information, documentation and assistance shall be provided at no additional expense or cost to the EMPLOYER, except for out-of-pocket expenses which the CONTRACT EXECUTIVE incurs at the EMPLOYER's request.
(f) In the event of termination of this Agreement, EMPLOYER shall be entitled to advise any new employer of CONTRACT EXECUTIVE of his rights and obligations hereunder for a period of one year following termination of this Agreement.

     12. NON-DISCLOSURE OF INFORMATION. (a) 1180513 and CONTRACT EXECUTIVE recognize and acknowledge that, during the course of his services hereunder, CONTRACT EXECUTIVE will have access to valuable proprietary information, including, but not limited to Inventions, Work Product and/or Trade Secrets, contractual arrangements and compensation arrangements with sub-contractors and customers of EMPLOYER; compensation arrangements with sub contractors, vendors, and outside personnel; costing, pricing and bidding methods, procedures, and amounts; management and operating procedures and software; management information systems, etc.; marketing plans and strategy; personnel policies and contractual arrangements, including job assignments and compensation; customer leads; customer lists; and that such information constitutes unique assets of the business of EMPLOYER and of which EMPLOYER is the sole and exclusive owner. 1180513 and CONTRACT EXECUTIVE will treat such proprietary information on a confidential basis and will not, during or after his employment, personally use or disclose all, or any part of, such proprietary information to any person, firm, corporation, association, agency, or other entity except as properly required in the conduct of the business of EMPLOYER, or except as authorized in writing by EMPLOYER, publish, disclose or authorize anyone else to publish or disclose, any secret or confidential matter relating to any aspect of the business of EMPLOYER with which CONTRACT EXECUTIVE'S service may in any way acquaint CONTRACT EXECUTIVE. 1180513 and CONTRACT EXECUTIVE shall surrender possession of all proprietary information, including especially all Trade Secrets, to EMPLOYER upon any suspension or termination of CONTRACT EXECUTIVE's employment with the EMPLOYER. In the event of a breach, or threatened breach, by 1180513 and/or CONTRACT EXECUTIVE, of the provisions of this Paragraph, EMPLOYER shall be entitled to a preliminary, temporary and permanent injunction restraining 1180513 and/or CONTRACT EXECUTIVE from disclosing in whole or in part, any such proprietary information

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and/or form rendering any services to any person, firm, corporation, association, agency, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Furthermore, nothing herein shall be construed as prohibiting EMPLOYER from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery or damages from 1180513 and/or CONTRACT EXECUTIVE and neither remedy (injunction or damages) shall be exclusive of the other or constitute an election of remedies. In the event that EMPLOYER is required to pursue legal or equitable remedies, 1180513 and/or CONTRACT EXECUTIVE shall pay to EMPLOYER all legal fees and costs incurred by EMPLOYER in protecting its rights hereunder.

     13. RESTRICTIVE COVENANT. (a) During the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement and any extension thereof, neither 1180513 nor CONTRACT EXECUTIVE will, within the United States or any other area of the world in which EMPLOYER is then operating, directly or indirectly, compete with, own, manage, operate, control, be employed by, consult for, participate in, perform services for, or be connected in any manner with the ownership, management, operation or control of any business similar to the type of business conducted by EMPLOYER at the time of the termination of this Agreement. Neither 1180513 nor CONTRACT EXECUTIVE shall, directly or indirectly, compete with any products or services marketed or offered by EMPLOYER at the time of termination, or engage in any activities which could be deemed a conflict of interest.
(b) 1180513 and CONTRACT EXECUTIVE agree that the "time", "geographic area", and "Scope of Business" provisions of this restrictive covenant are reasonable and proper and have been negotiated in connection with the negotiation of this Agreement and the consideration to 1180513 provided herein, including the Signing Bonus and the Incentive Increase.
(c) EMPLOYER, 1180513 and CONTRACT EXECUTIVE agree, that if any court of competent jurisdiction shall, for any reason, conclude that any portion of this covenant shall be too restrictive, the court shall determine and apply lesser restrictions, it being the intent of the parties that some such restrictions shall be applicable for the protection of EMPLOYER and its shareholders.

     14. NONSOLICITATION COVENANT. (a) For a period of thirty-six (36) months after the termination of this Agreement (including any extension thereof) (the "Post Termination Period") CONTRACT EXECUTIVE shall not, solicit, directly or indirectly, by any means, any of the clients, customers, accounts, employees or "leads" of EMPLOYER during the Post Termination Period.
(b) EMPLOYER and CONTRACT EXECUTIVE agree, that if any court of competent jurisdiction shall, for any reason conclude that any portion of this covenant shall be too restrictive, the court shall determine and apply lesser restrictions, it being the intent of the

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parties that some such restrictions shall be applicable for the protection of
EMPLOYER and its shareholders.
(c) This covenant has been given to induce EMPLOYER to enter into this Agreement and provide CONTRACT EXECUTIVE'S job responsibilities and compensation.

     15. DISABILITY. (a) If the CONTRACT EXECUTIVE is unable to perform his services by reason of illness or incapacity for a period of more than ten (10) consecutive work days, or more than three (3) weeks in any two-month period, the Contract Fee otherwise payable to 1180513 thereafter during the continued period of such illness or incapacity may, at the option of EMPLOYER be reduced by fifty percent (50%). If such illness or incapacity shall continue for a period of thirty consecutive work days or more than fifty percent of any calendar quarter, payment of such Contract Fee may, at the option of EMPLOYER, be stopped altogether. The full Contract Fee shall be reinstated upon CONTRACT EXECUTIVE's return to service and the discharge of his full duties hereunder. Notwithstanding anything herein to the contrary, EMPLOYER may, at its option, terminate this Agreement at any time after the CONTRACT EXECUTIVE shall be absent from his employment, for whatever cause, for a continuous period of more than six (6) months, and all obligations of EMPLOYER hereunder shall cease upon any such termination.
(b) At any time, and from time to time, EMPLOYER may purchase disability insurance to compensate CONTRACT EXECUTIVE during periods of disability, either pursuant to sub-paragraph 4(d) or otherwise. In the event that such insurance is purchased, during any period for which benefits are being paid by such insurance sub-paragraph (a) above shall be inapplicable. In lieu thereof, EMPLOYER shall compensate CONTRACT EXECUTIVE at the agreed base compensation rate less the benefits paid by such insurance.

     16. SUSPENSION. As used in this Agreement, the term "suspension" shall mean:
     (a) uncompensated extended personal leave, authorized by EMPLOYER;
     (b) temporary discontinuance of compensation due to disability, whether or not compensated; and
     (c) temporary discontinuance of employment, without termination, for the convenience of either of the parties.

     17. TERMINATION. (a) EMPLOYER can terminate this Agreement at any time for good cause. without intending to limit the definition of good cause hereby, good cause will include;
           (1) the CONTRACT EXECUTIVE'S death;
           (2) the occurrence of one of the following events:
(i) CONTRACT EXECUTIVE commits, is arrested, or is officially charged with a felony or any crime involving moral turpitude or unethical conduct which in the good faith opinion of the EMPLOYER could impair his ability to perform his duties; and
(ii) in the good faith opinion of the President/CEO and Management,

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the CONTRACT EXECUTIVE fails to fully and faithfully perform his obligations under this Agreement, and does not cure such failure within ten (10) working days after receipt of notice of any failure.
(b) The termination of this Agreement and the CONTRACT EXECUTIVE'S services shall not constitute a termination of the restrictive obligations and duties under Paragraphs 11, 12, 13, and 14 except as otherwise provided in this Agreement.
(c) In the event of the bankruptcy (Chapter 7), reorganization (Chapter 11) or other termination of the business of the EMPLOYER or of any subsidiary on which CONTRACT EXECUTIVE'S continued rendering of services and 1180513's contract fee is dependent, the provisions of Paragraph 13 shall continue in full force and effect only so long as payment of the full base contract fee by EMPLOYER shall continue.

     18. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York City, New York in accordance with the rules then pertaining of the American Arbitration Association, but with all rights of discovery provided by the New York Rules of Civil Procedure, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The losing party shall pay all costs and fees, including reimbursement of the attorney's fees of the winning party.

     19. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party. The failure of a party to exercise any rights or privileges under this Agreement shall not be deemed to be a waiver or extinguishment of such rights or privileges, all of which shall continue to be exercisable.

     20. BENEFIT. The rights and obligations of EMPLOYER under this Agreement shall inure to the benefit of, and shall be binding upon it, its successors and assigns. The protection of Paragraphs 10, 11 and 12 shall inure to the benefit of EMPLOYER and any successors and assigns. The rights and obligations of 1180513 and CONTRACT EXECUTIVE under this Agreement shall inure to the benefit of, and shall be binding upon, their heirs, administrators, executors, successors and assigns.

     21. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail to CONTRACT EXECUTIVE's residence in the case of CONTRACT EXECUTIVE, or to its principal office in the case of EMPLOYER.

     22. LIFE INSURANCE. EMPLOYER, its parent, and/or one or more of its affiliates may, in its discretion at any time after the execution of this Agreement, apply for and procure, as owner and

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




for its own benefit, insurance on the life of CONTRACT EXECUTIVE, in such amounts and in such forms as EMPLOYER may choose. EMPLOYER shall not be required to give 1180513 or CONTRACT EXECUTIVE any interest whatsoever in any such policy or policies, (although nothing contained herein shall be deemed to prohibit any such arrangement) but CONTRACT EXECUTIVE shall, at the request of EMPLOYER, subject himself to such medical examination, supply such information, and execute such information releases and documents as may be required by the insurance company or companies to whom EMPLOYER has applied for such insurance.

     23. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     24. APPLICABLE LAW. This Agreement shall be governed for all purposes by the laws of the State of New York. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

     25. CURRENCY. All currency amounts stated in this Agreement are in Canadian Dollars.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto set their hands and seals as of the day and year herein above written.

                                       786710 (ONTARIO) LIMITED

ATTEST:

                                       By:_______________________________
                                          President
________________________________
Secretary

                                       1180513 (ONTARIO) LIMITED

ATTEST:

                                       By:________________________________
                                          President
________________________________
Secretary


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




                                     JOINDER

     MOISE BENEDID hereby joins in the foregoing Agreement and indicates his intent to be legally bound thereby, accepting the duties and responsibilities imposed, upon the terms and conditions stated, and agrees to perform the required services to the best of his abilities.

WITNESS:


                                                                       L.S.
_______________________________       _____________________________________
                                      MOISE BENEDID

                                     JOINDER

     Fidelity Holdings, Inc., the parent corporation of 786710 (Ontario) Limited, EXPLOYER in the foregoing Agreement, hereby joins in the foregoing Agreement to indicate its intent to be bound by the specific provisions of Paragraphs 4(b), 5(g) and 6.

                                      FIDELITY HOLDINGS, INC.

ATTEST:

                                      By:__________________________________
                                         President
_______________________________
Secretary


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